UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended

transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Resignation of Director.

On June 25, 2019, Mr. Christopher J. Oates provided notice of his resignation as a member of the Board of Directors (the “Board”) of Veritone, Inc. (the “Company”) effective as of that date.  Mr. Oates was appointed to the Board in 2014 and has served continuously since that time.  His resignation does not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In May 2019, the Company’s Board had adopted a resolution to reduce the size of the Board to eight directors, eliminating one seat from Class II, effective upon the expiration of the terms of the Class II directors at the Company’s 2019 annual meeting of stockholders. On June 25, 2019, the Company’s Board adopted a resolution to further reduce the size of the Board to seven directors, eliminating one seat from Class I, effective upon Mr. Oates’ resignation.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 25, 2019.  Of the 20,342,572 shares of the Company’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 16,804,677 shares of common stock, representing approximately 82.61% of the total number of shares entitled to vote at the meeting.  The following two proposals were presented and voted on at the meeting:

Proposal 1

To elect two nominees, Knute P. Kurtz and Nayaki R. Nayyar, as members of the Board, to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2022.  The two nominees were elected by a plurality of the total votes cast in person or by proxy.  The voting results were:

Nominee	For	Withheld	Broker Non-Votes
Knute P. Kurtz	8,058,611	378,172	8,367,894
Nayaki R. Nayyar	8,426,618	10,165	8,367,894

Proposal 2

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  Such proposal was approved by more than a majority of the total votes of shares of the Company’s common stock cast in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
16,735,603	23,820	45,254	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary